EXHIBIT 99.01

Wednesday March 4, 6:30 am Eastern Time

Company Press Release SOURCE: Integrated Health Services, Inc. Integrated Health Services Reports Fourth Quarter And Year End Results

OWINGS MILLS, Md., March 4 --

Integrated Health Services, Inc. (NYSE: IHS - news) today announced revenues and operating results for the fourth quarter and year ended December 31, 1997.

"The fourth quarter represents another successful quarter for the Company," said Robert N. Elkins, M. D. Chairman and Chief Executive Officer. "We are very pleased with our operating and financial performance in the quarter and excited to have closed both the RoTech acquisition and the Horizon assets acquisition. These acquisitions clearly strengthen our network and their integration into IHS is going extremely well."

Net revenues for the fourth quarter totaled $602.2 million, representing a 35% increase over the fourth quarter of 1996. Earnings before non-recurring items were $27.9 million in the quarter compared to $14.4 million in the fourth quarter 1996. Earnings per share (diluted) before non-recurring items were $.64 for the fourth quarter compared to $.53 in the fourth quarter 1996, representing a 21% increase.

The Company recorded a non-recurring charge of $87.9 million, net of tax, in the fourth quarter 1997 as a result of its fourth quarter acquisition of RoTech and Horizon and the resulting plan to dispose of certain non-strategic assets in order to allow the Company to focus on its core operations.

Net revenues  for the year ended  December  31, 1997  totaled  $1,993.3  million representing a 39% increase over the previous year. Earnings before non-recurring and extraordinary items were $89.1 million for the year ended December 31, 1997, compared to $59.7 million for the same period in 1996. Earnings per share (diluted) before non-recurring items were $2.55 for the year ended December 31, 1997 compared to $2.20 for the same period in 1996.

After giving effect to the non-recurring charges, extraordinary items and cumulative effect of accounting change, the Company reported a net loss of $33.5 million for the year ended December 31, 1997 and net earnings of $46.3 million for the year ended December 31, 1996.

"The fourth quarter marks another increase in our operating margin which reflects the ability of our management team to improve operations and successfully integrate acquisitions," said Dr. Elkins. "The acquisition of the Horizon assets which closed on December 31, 1997 is complementary to our core long term care and contract rehabilitation business lines. It not only increases our service network, but provides opportunities for cost savings and operating synergies."

Key highlights for the quarter include:

-- Revenues from higher margin specialty medical services increased 40% to $478.1 million in the fourth quarter of 1997 from $340.9 million in the fourth quarter of 1996.

-- Specialty medical services now represent 79% of total company revenue compared to 76% in the fourth quarter 1996.

-- The Company completed the acquisition of RoTech Medical Corporation, a leading provider of home respiratory services. The acquisition served to strengthen the IHS balance sheet, reduce its leverage, increase its margins and expand its services.

-- The Company completed the acquisition of the Horizon/CMS long term care facilities, contract rehabilitation operations and other assets from HEALTHSOUTH. This acquisition was complementary to IHS operations and enhances the Company's position as one of the premier companies in its sector.

Integrated Health Services is a highly diversified health services provider, offering a broad spectrum of post-acute medical and rehabilitative services through its nationwide healthcare network. IHS's post-acute services include subacute care, rehabilitation services, long term care, home respiratory services and home nursing services. Supporting the full continuum of healthcare needs, IHS currently operates over 2,000 post-acute service locations in 47 states throughout the U.S.

Statements in this press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies and product or service line growth, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Any forward-looking statements are estimates, reflecting the best judgment of IHS based upon currently available information and involve a number of risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Risks, uncertainties and factors which could affect the accuracy of such forward looking statements are identified in the public filings made with the Securities and Exchange Commission, and forward looking statements contained in this press release or in other public statements of the Company should be considered in light of those factors. There can be no assurance that these or other factors will not affect the accuracy of such forward looking statements.

                        INTEGRATED HEALTH SERVICES, INC.
                    CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           THREE MONTHS ENDED                      YEAR ENDED
                                                                             DECEMBER 31,                         DECEMBER 31,
                                                                      ----------------------------     ----------------------------
                                                                           1997            1996            1997             1996
                                                                      ------------     -----------     ------------       ---------
NET REVENUES:
      BASIC MEDICAL SERVICES                                          $   114,006      $    93,305     $   382,274      $   389,773
      SPECIALTY MEDICAL SERVICES                                          478,133          340,912       1,571,704          999,209
      MANAGEMENT SERVICES AND OTHER                                        10,022           11,505          39,307           46,541
                                                                      ------------     -----------     ------------    ------------
          TOTAL REVENUES                                                  602,161          445,722       1,993,285        1,435,523
                                                                      ------------     -----------     ------------    ------------

COSTS AND EXPENSES:
      OPERATING EXPENSES                                                  439,388          348,602       1,479,006        1,093,948
      CORPORATE ADMINISTRATIVE AND GENERAL                                 20,756           16,086          76,824           60,976
      DEPRECIATION AND AMORTIZATION                                        22,932           15,772          70,750           41,681
      RENT                                                                 29,814           23,805         105,136           77,785
      INTEREST, NET                                                        43,210           18,077         115,201           64,110
      NON-RECURRING CHARGES (INCOME), NET                                 112,995           19,841         133,042          (14,457)
                                                                      ------------     -----------     ------------    ------------
          TOTAL COSTS AND EXPENSES                                        669,095          442,183       1,979,959        1,324,043
                                                                      ------------     -----------     ------------    ------------

          EARNINGS (LOSS) BEFORE INCOME TAXES, EXTRAORDINARY ITEM
               AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 (66,934)           3,539          13,326          111,480

FEDERAL AND STATE INCOME TAXES                                             (6,852)           1,363          24,449           63,715
                                                                      ------------     -----------     ------------    ------------

          EARNINGS (LOSS) BEFORE EXTRAORDINARY ITEM AND
               CUMULATIVE EFFECT OF ACCOUNTING CHANGE                     (60,082)           2,176         (11,123)          47,765

EXTRAORDINARY ITEM                                                              0                0         (20,552)          (1,431)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                                     (1,830)               0          (1,830)               0
                                                                      ------------     -----------     ------------    ------------

          NET EARNINGS (LOSS)                                         $   (61,912)     $     2,176     $   (33,505)    $     46,334
                                                                      ============     ===========     ============    ============

PER COMMON SHARES -BASIC
          EARNINGS (LOSS) BEFORE EXTRAORDINARY ITEM AND
               CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 $     (1.55)     $      0.09     $     (0.39)    $       2.12
          NET EARNINGS (LOSS)                                               (1.59)            0.09           (1.19)            2.06
                                                                      ============     ===========     ============    ============
PER COMMON SHARES - DILUTED
          EARNINGS (LOSS) BEFORE EXTRAORDINARY ITEM AND
               CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 $     (1.55)     $      0.14     $     (0.39)    $       1.83
          NET EARNINGS (LOSS)                                               (1.59)            0.14           (1.19)            1.78
                                                                      ============     ===========     ============     ===========
